Exhibit 10.1
SELECTIVE INSURANCE GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN (2021)

Amended and Restated Effective July 1, 2021

ARTICLE I
Establishment and Purpose

1.1.    Selective Insurance Group, Inc. (the “Company” or “Selective”) has established the Employee Stock Purchase Plan (the “Plan”) to provide a greater community of interest between Selective stockholders and the employees of Selective and its subsidiaries which adopt the Plan, and to facilitate the purchase by employees of shares of common stock of Selective. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.
1.2.    The Plan, as amended and restated, is effective July 1, 2021, subject to approval by the Company’s     stockholders at the Company’s 2021 annual meeting of stockholders, and is renamed the “Selective Insurance Group, Inc. Employee Stock Purchase Plan (2021).”

ARTICLE II
Definitions

2.1.    “Account” means a bookkeeping account established by the Company with respect to the funds that are accumulated for each individual Participant as a result of payroll deductions for the purpose of purchasing Shares under the Plan. The funds that are allocated to a Participant's Account may be commingled with the general funds of the Company.

2.2.    “Acquisition” means a merger or consolidation of Selective with and into another person or the sale, transfer, or other disposition of all or substantially all of the assets of Selective to one or more persons (other than any wholly-owned subsidiary of Selective) in a single transaction or series of related transactions.

2.3.    “Base Pay” means the portion of a Participant’s regular base salary, earnings or wages paid to the Participant during the applicable payroll period, excluding payments for overtime, bonuses and other incentive compensation, commissions, pension, welfare and fringe benefits.

2.4.    “Board” means the Board of Directors of Selective.

2.5.    “Code” means the Internal Revenue Code of 1986, as amended.

2.6.    “Commencement Date” with respect to an Option means the first day of the Offering Period in which such Option was granted.

2.7.    “Committee” means the Salary and Employee Benefits Committee of the Board.

2.8.    “Designated Subsidiary” means any Subsidiary that the Committee has designated from time to time, in its sole discretion, as eligible to participate in the Plan.

2.9.    “Employee” means any common law employee of the Company or a Designated Subsidiary, including an officer or a member of the Board who is a common law employee, who is customarily employed by the Company or a Designated Subsidiary more than five (5) months in a calendar year, and who (i) is regularly scheduled to work on a full-time basis; (ii) is regularly scheduled to work on a part-time basis; or (iii) is not regularly scheduled to work on either a full-time or part-time basis, but is customarily employed more than twenty (20) hours per week, all as set forth in the books and records of the Company or a Designated Subsidiary.

2.10.    “Exercise Date” with respect to any Option means the last day of the Offering Period in which such Option was granted.

2.11.    “Fair Market Value” of the Shares on any given date shall be calculated as follows: (i) if the Shares are listed on a national securities exchange and sale prices are regularly reported for the Shares, then the Fair Market Value shall be the closing selling price for a Share reported on the applicable composite tape or other comparable reporting system on the applicable date, or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Shares as described in clause (i) above but bid and asked prices for the Shares are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Shares on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Shares as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines.

2.12.    “Offering Period” means any of the successive six-month offerings (the “Offerings”), with a new Offering commencing on January 1 and July 1 of each year, for purposes of purchasing Shares by Participants under the Plan, as described in Section 4.1. Each Offering commencing on January 1 of each year shall end on June 30 of that year, and each Offering commencing on July 1 of each year shall end on December 31 of that year.

2.13.    “Option” means the right to purchase Shares under the Plan.

2.14.    “Parent” means a parent, as that term is defined under Section 424(e) of the Code.

2.15.    “Participant” means an Employee who has elected to participate in the Plan in accordance with Article V.

2.16.    “Plan” means this Selective Insurance Group, Inc. Employee Stock Purchase Plan (2021), as amended from time to time.

2.17.    “Shares” mean shares of common stock of the Company, par value $2.00 per share, subject to adjustments which may be made in accordance with Article XV.

2.18.    “Subsidiary” means a “subsidiary corporation” of the Company, as that term is defined under Section 424(f) of the Code.

ARTICLE III
Eligibility

3.1.    Any person who is an Employee during the enrollment period established by the Committee for an Offering Period and as of the first day of an Offering Period, shall be eligible to participate in the Plan with respect to such Offering Period, subject to the limitations imposed by Section 423 of the Code.

3.2.    Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an Option:

(i)    if such Employee, immediately after the Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Selective or of any Parent or Subsidiary (taking into account stock which would be attributed to such Employee pursuant to Section 424(d) of the Code); or

(ii)    that gives the Employee the right to purchase stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of Selective and its Parents and Subsidiaries, including the Plan, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined as of the Commencement Date of the Offering Period to which the Option relates) for each calendar year in which such Option is outstanding at any time. The term “accrue” shall be interpreted in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

ARTICLE IV
Offering Periods

4.1.    Shares shall be offered for purchase under the Plan through a series of successive or non-overlapping Offering Periods until such time as: (i) the maximum number of Shares available for issuance under the Plan shall have been purchased; or (ii) the Plan shall have been sooner terminated. Each Offering Period shall be of such duration (not to exceed twelve (12) months) and commence on such dates as determined by the Committee prior to the Commencement Date of such Offering Period. At any time and from time to time, the Committee may change the duration and/or the frequency of Offering Periods or suspend operation of the Plan with respect to Offering Periods not yet commenced. Unless otherwise determined by the Committee from time to time, an Offering Period shall commence on the first business day in January and July of each year and end on the last business day in the following June and December, respectively.

4.2.    The Committee may at any time suspend any Offering Period if required by law or if the Committee shall deem such suspension to be in the best interests of the Company.

ARTICLE V
Participation

5.1.    Any person who is an Employee during the enrollment period established by the Committee for an Offering Period and as of the Commencement Date of an Offering Period may become a Participant in the Plan for such Offering Period by enrolling in the Plan and authorizing payroll deductions prior to the Commencement Date of such Offering Period in the manner provided by the Committee from time to time.
5.2.    Participation in one Offering Period under the Plan shall neither limit, nor require, participation in any other Offering Period.

5.3.    Participation in the Plan shall be voluntary.

ARTICLE VI
Payroll Deductions

6.1.    Upon enrollment in the Plan, a Participant shall authorize the Company to make payroll deductions of a whole percentage of his or her Base Pay each payroll period at a rate not in excess of ten percent (10%) of such payroll period Base Pay. The Committee may, from time, change the limitations on the maximum and/or minimum percentage or amount of payroll deductions that may be made by Participants; provided, however, that, except as provided in Articles XII and XV, a Participant's existing rights under any Offering Period that has already commenced may not be adversely affected by such change.

6.2.    Payroll deductions for a Participant shall commence with the first regular payroll date occurring on or after the Commencement Date of the Offering Period for which a payroll deduction authorization has been filed. Payroll deductions shall end on the last payroll date that is on or prior to the Exercise Date, unless the Participant has discontinued his or her participation in the Plan with respect to that Offering Period earlier as provided in Article IX.

6.3.    At the conclusion of each Offering Period, the Company shall automatically re-enroll each Participant in the next Offering Period, and payroll deductions shall continue at the rate selected by the Participant in his or her payroll deduction authorization for the prior Offering Period, unless the Participant discontinues his or her participation in the Plan earlier as provided in Article IX.

6.4.    All payroll deductions made for a Participant shall be credited to a payroll deduction Account. The Participant may not make any separate cash payments into such Account nor may payment for Shares be made from other than the Participant's Account.

6.5.    A Participant may elect to discontinue his or her participation in the Plan and terminate his or her payroll deduction authorization as provided in Article IX, but may not alter the amount or rate of payroll deductions during an Offering Period or make any other change during an Offering Period.

6.6.    No interest will be paid or allowed in respect of any payroll deduction amount under any circumstances.

6.7.    Notwithstanding anything in this Article VI to the contrary, to the extent necessary to comply with Section 423(b)(3) or Section 423(b)(8) of the Code and Section 3.2 herein, a Participant may be excluded from participating in an Offering Period, or a Participant's payroll deductions may be limited, decreased or terminated during any Offering Period. Except to the extent required to ensure compliance with Section 423(b)(3) or Section 423(b)(8) of the Code and Section 3.2 herein, payroll deductions limited, decreased or terminated pursuant to this Section 6.7 shall re‑commence automatically at the rate provided in such Participant's payroll deduction authorization at the beginning of the next Offering Period, unless terminated by the Participant as provided in Article IX or modified by the Participant with respect to the next Offering Period.

ARTICLE VII
Terms and Conditions of Options

7.1.    Options granted pursuant to the Plan shall be evidenced by agreements, if any, in such form, including electronic form, as the Committee shall require, and shall comply with and be subject to the terms and conditions set forth in this Article VII. All Employees shall have the same rights and privileges under the Plan.

7.2.    On the Commencement Date of each Offering Period, Selective shall grant to each Participant in such Offering Period an Option to purchase as many full or fractional Shares as may be purchased by such Participant with the amount credited to his or her Account at the Exercise Date for such Option, subject to the limitations of Section 7.4. A Participant shall be granted a separate purchase right for each Offering Period in which he participates.

7.3.    The Option price of the Shares shall be the lower of:

(i)85% of the Fair Market Value of the Shares on the Commencement Date of the Offering Period; and

(ii)85% of the Fair Market Value of the Shares on the Exercise Date for the Offering Period.

7.4.    In no event may the number of Shares purchased by any Participant during an Offering Period exceed 2,400 shares, as the same may be adjusted pursuant to Article XV.

ARTICLE VIII
Exercise of an Option

8.1.    Unless a Participant has received a refund of or withdrawn the balance of his or her Account pursuant to Article IX, his or her Option for the purchase of Shares will be exercised automatically on the Exercise Date, and the maximum number of Shares shall be purchased at the applicable Option price with the accumulated payroll deductions in his or her Account.

8.2.    Any balance remaining in any Participant’s Account at the Exercise Date of an Offering Period equaling less than the sum required to purchase a full Share shall be used to purchase fractional Shares.

ARTICLE IX
Withdrawal or Termination

9.1.    Upon termination of a Participant’s employment with the Company and Subsidiaries for any reason, including death, prior to an Exercise Date for an Offering Period, the payroll deductions credited to the Participant's Account for such Offering Period shall be returned to him or her (or, in the event of the Participant's death, to his or her estate) in cash, without interest.

9.2.    Subject to rules and procedures adopted by the Committee, a Participant may withdraw all but not less than all of the balance in his or her Account and thereby withdraw from participation in the Plan with respect to an Offering Period by giving written notice to the Committee no later than fourteen (14) business days prior to the last day of the Offering Period. Upon receipt of such notice: (a) the Participant’s Option for the Offering Period shall automatically terminate; (b) no further contributions to his or her Account shall be permitted for such Offering Period; and (c) as soon as administratively practicable, the Company shall refund to the Participant the funds that remain in the Participant's Account, without interest.

9.3.    An Employee who has previously withdrawn from the Plan may re-enter by complying with the requirements of Article V. Upon compliance with such requirements, an Employee's re-entry into the Plan will become effective on the Commencement Date of the next Offering Period following the date the Employee complies with Article V with respect to the re-entry.

ARTICLE X
Shares Under Option

10.1.    Subject to adjustment pursuant to Article XV, the aggregate number of Shares available for issuance under the Plan shall be 5,500,000, which amount is inclusive of 1,000,000 Shares to be made available as of July 1, 2021 and all Shares previously authorized under the Plan. The Shares to be sold to Participants under this amended and restated Plan may, at the election of the Board, be either treasury Shares, Shares originally issued for such purpose, or issued and outstanding Shares purchased for such purpose in the open market.

10.2.    If for any reason any Option under the Plan terminates or is cancelled in whole or in part, Shares that may have been purchased upon the exercise of such Option may be made subject to another Option under the Plan.

10.3.    If, on any date, the total number of Shares for which outstanding Options have been granted exceeds the number of Shares then available under this Article X after deduction of all Shares that have been purchased under the Plan, the Committee shall make a pro-rata allocation of the Shares that remain available in as nearly a uniform manner as shall be practicable and as it shall determine, in its sole judgment, to be equitable. In such event, the number of Shares each Participant may purchase shall be reduced and the Committee shall give to each Participant a written notice of such reduction.

10.4.    Selective shall deliver, or cause to be delivered, to each Participant, as promptly as practicable after any Exercise Date, a statement indicating the number of Shares, including any fractional Shares, purchased upon exercise of his or her Option that are being held in an account established by Selective for and in the Participant’s name.

10.5.    A Participant will have no interest in Shares covered by his or her Option, and will have no rights as a stockholder and no voting rights with respect to any such Shares, until such Option has been exercised and such Shares issued to the Participant.

ARTICLE XI
Administration

11.1.    The Plan shall be administered by the Salary and Benefits Committee of Selective Insurance Group, Inc. For any period during which no such committee is in existence, “Committee” shall mean the Board, and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

11.2.    The Committee shall be vested with full and exclusive discretionary authority to administer the Plan, to construe, interpret and apply its terms, to determine eligibility to participate in the Plan, to adjudicate all disputed claims made with respect to the Plan and to adopt such rules and regulations as it deems necessary to administer the Plan. Without limiting the generality of the foregoing, the Committee may, at any time, change the timing of an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed payroll deduction authorizations, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant's Base Pay, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

11.3.    Any determination, decision, or action of the Committee with respect to the construction, interpretation, administration, or application of the Plan, any Option agreement entered into pursuant to the Plan or any other forms or procedures used in connection with or relating to the Plan shall be final, conclusive, and binding on all persons having or claiming any interest under this Plan.

11.4.    The Committee may, at any time and in its sole discretion by action in writing, delegate to any individual, committee or entity any of its powers and responsibilities under the Plan. Without limiting the generality of the foregoing, the Committee may appoint an employee or employees of the Company and delegate to such employee(s) its authority to administer the day-to-day operations of the Plan.

11.5.    In addition to such other rights of indemnification as they may have as directors, officers, employees or members of the Committee, the members of the Committee shall be indemnified by Selective against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them, or any of them, in settlement thereof (provided such settlement is approved by independent legal counsel selected by Selective) or in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided, that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expenses, to handle and defend the same.

ARTICLE XII
Amendment and Termination of the Plan

12.1.    The Board may amend the Plan at any time in such respects as it shall deem advisable; provided, however, that stockholder approval will be required for any amendment that will increase the total number of Shares as to which Options may be granted under the Plan or for any amendment which, without such stockholder approval, would cause this Plan to fail to continue to qualify as an "employee stock purchase plan" under Section 423 of the Code.
12.2.    The Board may suspend or terminate this Plan at any time. Upon a suspension or termination of the Plan while an Offering Period is in progress, the Committee shall either shorten such Offering Period by setting a new Exercise Date before the date of such suspension or termination of the Plan, or shall refund to each Participant the balance, if any, of each Participant's Account, without interest.
12.3.    Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee, as administrator of the Plan, shall be entitled to make changes to the Offering Periods and other terms of participation in the Plan permitted by Article 11, including, without limitation, Section 11.2.
ARTICLE XIII
Nontransferability

13.1.    Neither the Options, the payroll deductions credited to a Participant’s Account, nor any rights with regard to the exercise of an Option or the receipt of Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant, other than by will or the laws of descent or distribution, and any such attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect, but Selective may treat such act as an election to withdraw from the Plan in accordance with Article IX. No Option may be exercised during a Participant’s lifetime by any person other than the Participant.
13.2.    Unless otherwise determined by the Committee, Shares purchased under the Plan may be registered only in the name of the Participant, or, if such Participant so indicates on his or her payroll deduction authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have Shares registered in the Participant’s name as tenant in common with a member of the Participant’s family, without right of survivorship.
ARTICLE XIV
Use of Funds

14.1.    All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to, and shall not, segregate such payroll deductions. On each Exercise Date, sufficient funds to acquire the number of Shares being purchased by the Participants employed by the Company shall be transferred to Selective by the Company which employs such Participants.
ARTICLE XV
Adjustments upon Changes in Capitalization, Acquisitions, Etc.

15.1.    Subject to any required action by the stockholders of Selective, the number of Shares covered by each Option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under Option (collectively, the “Reserves”), as well as the maximum number of Shares which may be purchased by a Participant in an Offering Period, the number of Shares set forth in Sections 7.4 and 10.1 above, and the price per Share covered by each Option which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of the issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares (including any such change in the number of Shares effected in connection with a change in domicile of Selective), or any other increase or decrease in the number of Shares effected without receipt of consideration by Selective; provided however, that conversion of any convertible securities of Selective shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.
15.2.    In the event of a dissolution or liquidation of Selective, the Plan and the Offering Period then in progress will terminate immediately prior to the consummation of such action. Unless otherwise provided by the Committee, any outstanding Option granted with respect to the Offering Period then in progress will terminate immediately prior to the consummation of such action, and the entire amount credited to each Participant’s Account will be paid to him or her in cash without interest.

15.3.    In the event of an Acquisition, each Option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of such successor corporation. In the event that the successor corporation or Parent or Subsidiary of such successor corporation refuses to assume or substitute for outstanding Options, then the Committee shall provide for either (i) or (ii) below to occur:
(i)The Offering Period then in progress shall be shortened and a new Exercise Date shall be set with respect to such Offering (the “New Exercise Date”), as of which date the Offering Period then in progress will terminate. The New Exercise Date shall be on or before the date of consummation of the transaction and the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her Option has been changed to the New Exercise Date and that his or her Option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Plan with respect to such Offering Period as provided in Article IX.
(ii)The Offering Period then in progress will terminate immediately prior to the consummation of the Acquisition, any outstanding Option granted with respect to the Offering Period then in progress will terminate, and the entire amount credited to each Participant’s Account will be paid to him or her in cash without interest.

For purposes of this Article XV, an Option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon an Acquisition, each holder of an Option would be entitled to receive upon exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Article XV); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Shares in the transaction.
15.4.    The Committee shall make an appropriate and proportionate adjustment, as determined in the exercise of its sole discretion, to the Reserves, as well as the price per Share and the kind of shares covered by each outstanding Option, in the event that Selective effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares, and in the event of a merger or other consolidation of Selective with or into any other corporation.
ARTICLE XVI
Registration and Qualification of Shares

16.1.    Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
16.2.    As a condition to the exercise of an Option, the Committee may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Committee, such a representation is required by any of the aforementioned applicable provisions of law.

ARTICLE XVII
Designation of Beneficiary
17.1.    A Participant may, if and to the extent permitted by the Committee, file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant's Account under the Plan in the event of such Participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. Any such beneficiary shall also be entitled to receive any cash from the Participant's Account under the Plan in the event of such Participant's death during an Offering Period.
17.2.    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Committee shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.
ARTICLE XVIII
Miscellaneous

18.1.    If a Participant disposes of any Shares received by him or her pursuant to an Option within two (2) years after the Commencement Date or within one (1) year after the Exercise Date of the Offering Period to which such Option relates, the Participant shall notify Selective in writing within 30 days after the date of any such disposition, and shall provide such details of the disposition, including the date of the disposition, as the Committee may require.
18.2.    No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or any Subsidiary or affiliate thereof, or to interfere in any way with the right of the Company to increase or decrease the amount of any compensation payable to such Participant.
18.3.    Each Participant who purchases Shares under the Plan shall thereby be deemed to have agreed that the Company shall be entitled to withhold, from any other amounts that may be payable to the Participant at or around the time of the purchase, such federal, state, local and foreign income, employment and other taxes which may be required to be withheld under applicable laws. In lieu of such withholding, the Company may require the Participant to remit such taxes to the Company as a condition of the purchase.
18.4.    In the event that any provision of the Plan shall be declared illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been a part of the Plan.
18.5.    The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, to the extent not preempted by federal law.